                                                                    EXHIBIT 12.1

RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                 Hudson
                                                                                                                Pro Forma
                                                      1993        1994        1995       1996        1997         1997
                                                      ----        ----        ----       ----        ----       ---------
Earnings:
   Pre-Tax Income                                     5,357       7,845       (118)      7,154      11,443          5,333

Fixed Charges:
   Interest Expense                                   2,253       2,299      2,424       2,177       1,834         13,694
   Amort. of Debt Expense                               486         386        147          59          62          1,405
   Interest Factor of Rental Expense                    349         321        355         369         377            377
                                                      -----      ------      -----       -----      ------         ------
                          Total Fixed Charges         3,088       3,006      2,926       2,605       2,273         15,476
                                                      -----      ------      -----       -----      ------         ------
                               Total Earnings         8,445      10,851      2,808       9,759      13,716         20,809
                          Total Fixed Charges         3,088       3,006      2,926       2,605       2,273         15,476
                                                      -----      ------      -----       -----      ------         ------
                                                      -----      ------      -----       -----       -----         ------
           Ratio of earnings to fixed charges           2.7         3.6        1.0         3.7         6.0            1.3
Deficiency of earnings to cover fixed charges         -----      ------      -----       -----       -----         ------



                                                                                  Hudson
                                                   March 28,      March 27,      Pro Forma
                                                     1997           1998         27-Mar-98
                                                   ---------      ---------      ---------
Earnings:
   Pre-Tax Income                                      3,240          1,521            312

Fixed Charges:
   Interest Expense                                      505            419          3,423
   Amort. of Debt Expense                                 16             24            351
   Interest Factor of Rental Expense                      94             94             94
                                                       -----          -----          -----
                           Total Fixed Charges           615            537          3,869
                                                       -----          -----          -----
                                Total Earnings         3,855          2,058          4,180
                           Total Fixed Charges           615            537          3,869
                                                       -----          -----          -----

                                                       -----          -----          -----
           Ratio of earnings to fixed charges            6.3            3.8            1.1
Deficiency of earnings to cover fixed charges          -----          -----          -----


RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                                                 Hudson
                                                                                                                Pro Forma
                                                      1993        1994        1995       1996        1997         1997
                                                      ----        ----        ----       ----        ----       ---------
Earnings:
   Pre-Tax Income                                     5,357       7,845       (118)      7,154      11,443          5,333

Fixed Charges:
   Interest Expense                                   2,253       2,299      2,424       2,177       1,834         13,694
   Amort. of Debt Expense                               486         386        147          59          62          1,405
   Interest Factor of Rental Expense                    349         321        355         369         377            377
   Preferred Stock Dividend Expense                      --          --         --          --          --          5,915
                                                      -----      ------      -----       -----      ------         ------
                          Total Fixed Charges         3,088       3,006      2,926       2,605       2,273         21,391
                                                      -----      ------      -----       -----      ------         ------
                               Total Earnings         8,445      10,851      2,808       9,759      13,716         20,809
                          Total Fixed Charges         3,088       3,006      2,926       2,605       2,273         21,391
                                                      -----      ------      -----       -----      ------         ------

                                                      -----      ------      -----       -----      ------         ------
           Ratio of earnings to fixed charges           2.7         3.6        1.0         3.7         6.0            1.0
                and preferred stock dividends
Deficiency of earnings to cover fixed charges         -----      ------      -----       -----      ------         ------




                                                                                   Hudson
                                                   March 28,      March 27,      Pro Forma
                                                     1997           1998         27-Mar-98
                                                   ---------      ---------      ---------
Earnings:
   Pre-Tax Income                                      3,240          1,521            312

Fixed Charges:
   Interest Expense                                      505            419          3,423
   Amort. of Debt Expense                                 16             24            351
   Interest Factor of Rental Expense                      94             94             94
   Preferred Stock Dividend Expense                       --             --          1,438
                                                       -----          -----         ------
                          Total Fixed Charges            615            537          5,307
                                                       -----          -----         ------
                               Total Earnings          3,855          2,058          4,180
                          Total Fixed Charges            615            537          5,307
                                                       -----          -----         ------

                                                       -----          -----         ------
           Ratio of earnings to fixed charges            6.3            3.8            0.8
                and preferred stock dividends                                       (1,127)
Deficiency of earnings to cover fixed charges          -----          -----         ------


Computation if Interest Factor of Rental
----------------------------------------

Operating rental expense                              1,047       963       1,065       1,106       1,132       1,132
Interest Factor                                          33%       33%         33%         33%         33%         33%
                                                      -----       ---       -----       -----       -----       -----
         Total                                          349       321         355         369         377         377
                                                      =====       ===       =====       =====       =====       =====

Computation of Preferred Stock Expense
--------------------------------------
Preferred stock expense                                 863
Tax effect (1.0-40)                                      60%
                                                      -----
         Total                                        1,438
                                                      =====

Computation if Interest Factor of Rental
----------------------------------------

Operating rental expense                         283       283       283
Interest Factor                                   33%       33%       33%
                                                 ---       ---       ---
         Total                                    94        94        94
                                                 ===       ===       ===